Exhibit 3.64
ARTICLES OF INCORPORATION
EDUCARE COMMUNITY LIVING CORPORATION-TEXAS
     The undersigned James M. Martin, a natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, hereby adopts the following Articles of Incorporation for the corporation.
ARTICLE ONE
     The name of the corporation is EduCare Community Living Corporation-Texas.
ARTICLE TWO
     The period of its duration is perpetual.
ARTICLE THREE
     The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may ‘be incorporated under the Texas Business Corporation Act.
ARTICLE FOUR
     The aggregate number of shares that the corporation shall have authority to issue is 10,000 shares of the par value of $1.00 each.
ARTICLE FIVE
     The corporation will not commence business until it has received for the issuance of its shares consideration of the value of one thousand dollars consisting of money, labor done, or property actually received.
ARTICLE SIX
     The street address of its initial registered office is 707 West Tenth Street, Austin, Texas 78701, and the name of its initial registered agent at that address is James M. Martin.

ARTICLE SEVEN
     The number of Directors constituting the initial Board of Directors is four (4), and the names and addresses of the persons who are to serve as Directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

Robert K. Conkright	Warren T. Watford
11909 Arabian Trail	1408 Brighton Lane
Austin, Texas 78759	Austin, Texas 78723

James C. Pace	David P. French
207 Mill Street	8100 Hickory Creek Drive
San Marcos, Texas 78666	Austin, Texas 78735
ARTICLE EIGHT

The name and address of the incorporator is:

James M. Martin
707 West Tenth Street
Austin, Texas 78701
     IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on this 19th day of June, 1986.

/s/ James M. Martin

James M. Martin
VERIFICATION

THE STATE OF TEXAS	X
X
COUNTY OF TRAVIS	X
     BEFORE ME, a notary public, on this day personally appeared James M. Martin, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements contained therein are true and correct.

     Given under my hand and seal this 19th day of June, 1986.

/s/ Melinda Goff

Notary Public State of Texas

(name printed)

Printed Name of Notary

My commission expires: 11/1/89

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
ARTICLE ONE
     The name of the corporation is W.P.C. Development, Inc.
ARTICLE TWO
     The following amendment to the Articles of Incorporation was adopted by the sole shareholder of the corporation on April 27, 1988. The amendment alters or changes Article One of the original or amended Articles of Incorporation and Article One is amended to read as follows:
“The name of the corporation is Educare Community Living Corporation — Texas.”
ARTICLE THREE
     The number of shares of the corporation outstanding at the time of such adoption was 10,000; and the number of shares entitled to vote thereon was 10,000.
ARTICLE FOUR
     The holder of all of the shares outstanding and entitled to vote on said amendment has signed a consent in writing adapting said amendment.
ARTICLE FIVE
     The manner in which any exchange, reclassification or cancellation of issued shares, provided for in the amendment shall be effected, is as follows: stock certificates bearing the previous corporate name shall be exchanged for stock certificates for an equal number of shares bearing the name as amended hereby.

Educare Community Living
Corporation — Texas
(previously named W.P.C.
Development, Inc.)

By:	/s/ Randall B. Stevens

Randall B. Stevens, President

(name printed)

By:	/s/ Richard D. Relyea

Richard D. Relyea, Secretary
(name printed)
STATE OF TEXAS
COUNTY OF TRAVIS
     BEFORE ME, notary public, on this day personally appeared Randall B. Stevens, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.
     GIVEN under my hand and seal of office this 28th day of April, A.D., 1988.

/s/ Kathryn Tomison

Notary Public — STATE OF TEXAS

My commission expires: 10/4/88

(name printed)

Printed Name of Notary
(Notarial Seal)

STATE OF TEXAS
COUNTY OF TRAVIS
     BEFORE ME, notary public, on this day personally appeared Richard D. Relyea, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.
     GIVEN under my hand and seal of office this 28th day of April, A.D., 1988.

/s/ Kathryn Tomison

Notary Public — STATE OF TEXAS

My commission expires: 10/14/88

(name printed)

Printed Name of Notary

(Notarial Seal)